UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 2, 2010

Date of Report (Date of earliest event reported)

1st Financial Services Corporation

(Exact Name of Registrant as Specified in Charter)

North Carolina	000-53264	26-0207901
State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Jack Street, Hendersonville, North Carolina		28792
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (828) 697-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On September 27, 2010, the Bank executed a Stipulation and Consent to the Issuance of an Order to Pay a Civil Money Penalty (the “Consent Agreement”) whereby it agreed to the issuance of an Order to Pay a Civil Money Penalty (the “Order”) with the FDIC. Although the Bank neither admitted nor denied any violations of law or regulation, it agreed to the Order, which requires it to pay a civil money penalty of $10,395 in connection with allegations that during the period from 2005 through May 2009, it failed to comply with certain provisions of the Flood Disaster Protection Act of 1973 and Part 339 of the FDIC Rules and Regulations. In issuing the Order, the FDIC has agreed it will not initiate any additional enforcement action for those alleged violations. The Consent Agreement was executed by the FDIC on September 30, 2010, and the Bank was notified of the effectiveness of the Consent Agreement on October 8, 2010. The Order was entered into and became effective on October 28, 2010, and the Bank received notification of the Order’s effectiveness on November 2, 2010. A copy of Consent Agreement and the Order are attached hereto as Exhibit 10.1 and are incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Exhibit

10.1	Stipulation and Consent to the Issuance of an Order to Pay a Civil Money Penalty and Order to Pay a Civil Money Penalty.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST FINANCIAL SERVICES CORPORATION

Dated: November 8, 2010	By:	/s/ Holly L. Schreiber
Holly L. Schreiber
Executive Vice President & Chief Financial Officer